ARTHUR ANDERSEN




                       CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



  /s/ ARTHUR ANDERSEN LLP
  Atlanta, Georgia
  March 5, 2001